EXHIBIT 3

                             CERTIFICATE OF AMENDMENT
                       OF THE CERTIFICATE OF INCORPORATION
                                       OF
                        NIAGARA MOHAWK POWER CORPORATION

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW














                                STATE OF NEW YORK
                               DEPARTMENT OF STATE
                              FILED: JUNE 29, 1998
                                 TAX: $32,500.00
                                     BY: SAC
                                    ONONDAGA










                               SULLIVAN & CROMWELL
                           1701 PENNSYLVANIA AVE., NW
                             WASHINGTON, DC  20006

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        NIAGARA MOHAWK POWER CORPORATION


              Under Section 805 of the Business Corporation Law



     The undersigned, being Vice President - Law and Secretary, of Niagara Mohawk Power Corporation, New York corporation, hereby certify that:

     FIRST. The name of the corporation is Niagara Mohawk Power Corporation, and the name under which it was formed was Niagara Hudson Public Service Corporation.

     SECOND. The certificate of consolidation forming the corporation was filed by the Department of State on July 31, 1937.

     THIRD. The certificate of incorporation is amended to increase the number of shares which the corporation has authority to issue from 185,000,000 common shares of the par value of $1 per share to 250,000,000 common shares of the par value of $1 per share. To effect such change, Parts A and C of Article IV of the certificate of incorporation of the corporation are hereby amended to read as follows:

      IV.A. The total number of shares which the Corporation may have is 281,000,000, of which 3,400,000 are to have a par value of $100 each, 27,600,000 are to have a par value or $25 each and 250,000,000 are to have a par value of $1 each.

   C.    The shares of the Corporation are to be classified as follows:

  3,400,000 shares are to be Preferred Stock with a par value of $100 each; 19,600,000 shares are to be Preferred Stock with a par value of $25 each; 8,000,000 shares are to be Preference Stock with a par value of $25 each; and 250,000,000 shares are to be Common Stock with a par value of $1 each.

     FOURTH. The foregoing amendment of the certificate of incorporation was authorized by the Board of Directors of the corporation at a meeting duly called and held on May 14, 1998, followed by the favorable vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders duly called and held on June 29, 1998.

     IN WITNESS WHEREOF, the undersigned have signed this certificate of amendment of certificate of incorporation on June 29, 1998 and affirm the statements contained herein as true under the penalties of perjury.

NIAGARA MOHAWK POWER CORPORATION


By /s/ Paul J. Kaleta
---------------------
Paul J. Kaleta
Vice President - Law



By /s/ Kapua A. Rice
--------------------
Kapua A. Rice
Secretary